SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        GREEN MOUNTAIN POWER CORPORATION
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

5) Total fee paid:

________________________________________________________________________________
/_/ Fee paid previously with preliminary materials.
/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [LOGO]

                             25 GREEN MOUNTAIN DRIVE
                                  P.O. BOX 850
                         SOUTH BURLINGTON, VERMONT 05402

                                                                April 15, 1997

To Our Shareholders:

   You are cordially invited to attend the Annual Meeting of Shareholders of Green Mountain Power Corporation, which will be held at the headquarters building, 25 Green Mountain Drive, South Burlington, Vermont, on Thursday, May 15, 1997, at 10:00 a.m., EDST. The accompanying Notice of Meeting and Proxy Statement describe the matters to be acted on at the Meeting.

   For  your   convenience,   a  map  showing  the  location  of  the  corporate
headquarters is printed on the reverse side of this letter.

   Regardless of the number of shares you own, it is important that your shares be represented at the Meeting. We hope that you will be able to attend personally and urge you to do so if it is at all possible. In any event, we ask that you sign and complete the enclosed proxy and return it to us promptly. If you are able to attend the Meeting, you may revoke the proxy at that time and vote your shares personally. If for any reason you are not able to attend the Meeting, your signed proxy will assure proper representation of your ownership interests in Green Mountain Power Corporation.

   We urge you to read the accompanying materials carefully before voting on the matters to be considered at the Meeting.

   Commencing at 9:00 a.m., prior to the Meeting, refreshments will be served. You are encouraged to arrive in sufficient time to complete registration before the Meeting convenes at 10:00 a.m.

   To help us to plan for the Meeting, we would appreciate your completing the enclosed reply card and returning it to us.

   Thank you for your continued interest in Green Mountain Power Corporation.


                                             Sincerely,

                                             DOUGLAS G. HYDE
                                             President and
                                             Chief Executive Officer

                               [GRAPHIC OMITTED]

                                     MAP

                                     [LOGO]
                             25 GREEN MOUNTAIN DRIVE
                                  P.O. BOX 850
                         SOUTH BURLINGTON, VERMONT 05402

                                NOTICE OF MEETING

To the Shareholders of
 Green Mountain Power Corporation:

   Notice is hereby given that the Annual Meeting of Shareholders of Green Mountain Power Corporation will be held at the headquarters building, 25 Green Mountain Drive, South Burlington, Vermont, on Thursday, May 15, 1997, at 10:00 o'clock in the forenoon (Eastern Daylight Savings Time), for the following purposes:


Item 1. To elect three Class II Directors to serve until the Annual Meeting of Shareholders in 2000; and


Item 2. To vote on such other matters as may properly come before the Meeting and any and all adjournments thereof;

all as set forth in the Proxy Statement accompanying this notice.

   Only holders of record of Common Stock as shown on the stock transfer books of Green Mountain Power Corporation at the close of business on March 27, 1997, will be entitled to vote at the Meeting or any adjournments thereof.

                                   By Order of the Board of Directors,
                                           DONNA S. LAFFAN
                                              Secretary

Date: April 15, 1997

                                  IMPORTANT

If you cannot be present and desire to have your stock voted at the Meeting, please MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY in the envelope provided.

                                 PROXY STATEMENT


                        GREEN MOUNTAIN POWER CORPORATION
                             25 GREEN MOUNTAIN DRIVE
                                  P.O. BOX 850
                         SOUTH BURLINGTON, VERMONT 05402

                                   ----------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 1997

                                   ----------


                                                                April 15, 1997

                             PROXY AND SOLICITATION

   The accompanying proxy is solicited on behalf of the Board of Directors of Green Mountain Power Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 15, 1997, and at any and all adjournments thereof. This proxy statement and the accompanying form of proxy are being sent to the shareholders on or about April 15, 1997.

   The cost of soliciting proxies by the Board of Directors will be borne by the Company, including the charges and expenses of brokers and others for sending proxy material to beneficial owners of Common Stock. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or by telegraph by certain of the Company's employees without compensation therefor. The Company has retained Morrow & Co. to assist in the solicitation of proxies at an estimated cost of $5,000, plus reimbursement of reasonable out-of-pocket expenses.

   Shareholders who execute proxies retain the right to revoke them by notifying the Corporate Secretary by mail at the above address or in person at the Annual Meeting before they are voted. A proxy in the accompanying form when it is returned properly executed will be voted at the Annual Meeting in accordance with the instructions given, and if no instructions are given, the proxy will be voted in accordance with the recommendation of the Board of Directors.

                     STOCK OUTSTANDING AND VOTING RIGHTS

   On March 27, 1997, the record date for the Annual Meeting, the Company had 5,037,064 outstanding shares of Common Stock (excluding 15,856 of such shares held by the Company as Treasury Stock), which is the only class of stock entitled to vote at the Annual Meeting. Each holder of record of Common Stock on the record date is entitled to one vote for each share of Common Stock so held.


   The affirmative vote by the holders of a majority of the shares represented at the Annual Meeting is required for the election of Class II Directors (Item 1 herein).

   Abstentions and broker non-votes (when shares are represented at the Annual Meeting by a proxy specifically conferring only limited authority to vote on particular matters) will not be counted as votes in favor of or opposed to Item 1.

   The shares of Common Stock represented by each properly executed proxy received by the Board of Directors will be voted at the Annual Meeting in accordance with the instructions specified therein. If no instructions are specified, such shares of Common Stock will be voted FOR the election of nominees for Class II Directors (Item 1 herein). The Board of Directors knows of no other business to come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, or any adjournment thereof, the persons voting the proxies will vote them in accordance with their best judgment. Any proxy may be revoked by notifying the Secretary of the Company in writing at any time prior to the voting of the proxy.

                   SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

   The following table sets forth, as of March 31, 1997, information relating to the ownership of the Company's Common Stock by each Director, by each of the Executive Officers named in the Summary Compensation Table and by all Directors and Executive Officers as a group.


                                                        COMMON STOCK
                                                        BENEFICIALLY
                                                          OWNED(1)
                                                    --------------------

        Robert E. Boardman..............................   1,486
        Nordahl L. Brue.................................   2,977(2)
        William H. Bruett...............................   1,400
        Merrill O. Burns................................   1,928
        Lorraine E. Chickering..........................     398
        John V. Cleary..................................   2,580
        Richard I. Fricke...............................   4,000(3)
        Douglas G. Hyde.................................  12,790(4)
        Euclid A. Irving................................     693
        Martin L. Johnson...............................   1,254
        Ruth W. Page....................................   1,187(5)
        Thomas P. Salmon................................   1,270
        Christopher L. Dutton...........................   3,717(6)
        Edwin M. Norse..................................   1,197
        A. Norman Terreri...............................   3,246(7)
        Stephen C. Terry................................   3,201(8)
        All Directors and Executive Officers as a group
        (27 persons)....................................  54,670



(1) Each listed individual exercises sole voting and investment power over all of the shares of Common Stock beneficially owned, except as noted herein below. As of March 31, 1997, no Director, nominee or listed Executive Officer owned beneficially as much as 1% of the Company's outstanding Common Stock.

(2) Mr. Brue owns 2,811 of these shares directly. The remaining 166 shares are owned by Mr. Brue's children for whom Mr. Brue serves as custodian; Mr. Brue disclaims any other beneficial interest in the 166 shares owned by his children.


(3) Mr. Fricke owns 3,500 of these shares directly. His wife owns the remaining 500 of these shares; Mr. Fricke disclaims any other beneficial interest in the 500 shares owned by his wife.


(4) Mr. Hyde owns 12,390 of these shares directly. His wife owns the remaining 400 of these shares; Mr. Hyde disclaims any other beneficial interest in the 400 shares owned by his wife.

(5) Mrs. Page owns 987 of these shares directly. Her husband owns the remaining 200 of these shares; Mrs. Page disclaims any other beneficial interest in the 200 shares owned by her husband.

(6) Mr. Dutton owns 3,637 of these shares directly. The remaining 80 are owned by Mr. Dutton's children for whom Mr. Dutton's wife serves as custodian; Mr. Dutton disclaims any other beneficial interest in the 80 shares owned by his children.

(7) Mr. Terreri owns 2,841 of these shares directly. His wife owns the remaining 405 of these shares; Mr. Terreri disclaims any other beneficial interest in the 405 shares owned by his wife. Mr. Terreri retired from the Company effective January 1, 1997.

(8) Mr. Terry owns 3,171 of these shares directly. His wife owns the remaining 30 of these shares; Mr. Terry disclaims any other beneficial interest in the 30 shares owned by his wife.

   As of March 31, 1997, all Directors and Executive Officers of the Company as a group (consisting of 27 persons) beneficially owned an aggregate of 54,670 shares (or approximately 1.1% of the outstanding shares) of Common Stock.

   The Company was informed by statements filed on Schedule 13G that the investment advisor listed in the table below was the beneficial owner of 5% or more of the Company's outstanding Common Stock. The table sets forth information concerning such ownership as of December 31, 1996.

      NAME AND ADDRESS OF             AMOUNT OF OUTSTANDING    % OF OUTSTANDING
        BENEFICIAL OWNER           SHARES BENEFICIALLY OWNED     COMMON STOCK
-------------------------------     -------------------------   ----------------
Dimensional Fund Advisors, Inc....            268,729                 5.4%
 1299 Ocean Avenue -- 11th Floor
 Santa Monica, CA 90401




   Dimensional Fund Advisors, Inc. is an investment advisor and is deemed to have beneficial ownership of 268,729 shares of the Company's Common Stock. According to its Schedule 13G filed with the Securities and Exchange Commission on February 5, 1997, Dimensional Fund Advisors, Inc. exercises sole dispositive power over 268,729 shares, sole voting power over 228,329 shares and shared voting power over 40,400 shares.


           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   The Company's Directors and Executive Officers are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Based on a review of those reports and written representations from the Directors and Executive Officers, the Company believes that during 1996 all requirements applicable to Directors and Executive Officers have been complied with.

                        ITEM 1. ELECTION OF DIRECTORS


   Effective as of the upcoming Annual Meeting, the Bylaws of the Company have been amended to reduce the size of the Board of Directors from 12 to 11 members. The Board of Directors is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of office of Directors in Class II expires at the 1997 Annual Meeting. Mr. Boardman, currently serving as a Class II Director, has decided not to stand for reelection to the Board of Directors. The Company wishes to thank Mr. Boardman for his many years of service to the Company. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class II Directors, be elected to Class II for a new term of three years and until their successors are duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a Director, and if the Board of Directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.

   Directors will be elected by a majority of the votes cast at the Annual Meeting. If elected, all nominees are expected to serve until the 2000 Annual Meeting and until their successors are duly elected and qualified.

   The name of each nominee for Director, and the Directors continuing in office, his or her principal occupation for the previous five years, his or her other positions with the Company, and his or her age and period of service as a Director of the Company are set forth below.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED BELOW.

                                    CLASS II
                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                             (TERM EXPIRING IN 2000)

                                                                                          DIRECTOR
                                                                                            SINCE
                                                                                         ----------
Merrill O. Burns   Partner,  Mitchell  Madison Group since October 1996;  Senior            1988
                   Vice President And Executive Corporate  Development  Officer,
                   BankAmerica Corporation from 1991 to October 1996. (50)

Douglas G. Hyde    President,  Chief  Executive  Officer  and  Chairman  of  the            1986
                   Executive Committee of the Company since 1993; Executive Vice
                   President  and Chief  Operating  Officer of the Company  from
                   1989 to  1993;  Director  of  Vermont  Yankee  Nuclear  Power
                   Corporation,  of Vermont  Electric  Power  Company,  Inc., of
                   Edison  Electric  Institute  and of  The  Howard  Bank;  Vice
                   Chairman  and  Director of the Vermont  Business  Roundtable;
                   Chairman of the  Advisory  Committee  of the  Vermont  School
                   Leadership Project. (54)


Ruth W. Page       Writer,  Editor  and Radio  Commentator;  past  member of the            1985
                   Northeast  Energy Council of the United States  Department of
                   Energy. (76)


                                     CLASS I
                         DIRECTORS CONTINUING IN OFFICE
                             (TERM EXPIRING IN 1999)

William H. Bruett  Senior Vice President,  Group Product Manager of PaineWebber,            1986
                   Inc.;  Director  of  PaineWebber  Trust Co. and  Chairman  of
                   PaineWebber International Bank Ltd., London,  subsidiaries of
                   PaineWebber Group, Inc., since 1990. (53)



Richard I. Fricke  Director   Emeritus  of  National  Life  Insurance   Company;            1984
                   Director  of  Sentinel  Group  Funds,  Inc.  and of  Sentinel
                   Pennsylvania  Tax-Free Fund, Inc. from 1977 to 1995, Chairman of those  funds from 1977 to 1983;  Retired  Chairman  of the
                   Board and Chief Executive  Officer of National Life Insurance
                   Company; Fellow of the American Bar Foundation; Member of the
                   Board  of  Overseers,  Middlebury  College,  of  the  Cornell
                   University  Council and of the  Cornell  Law School  Advisory
                   Council. (75)


Martin L. Johnson  President   of  The  Johnson   Company   (environmental   and           1991
                   engineering  consultants) since 1978;  Secretary of the State of Vermont Agency of Environmental  Conservation from 1973 to
                   1978. (69)

                                        4


Thomas P. Salmon   Chairman of the Board of the Company since 1983; President of            1978
                   the  University of Vermont since 1993;  Interim  President of the  University  of Vermont from 1991 to 1993;  On leave from
                   Salmon  and  Nostrand,  Attorneys,  Bellows  Falls,  Vermont;
                   Governor of the State of Vermont from 1973 to 1977;  Director of Vermont  Electric  Power  Company,  Inc., of National Life
                   Insurance  Company,  of Union Mutual Insurance Company and of
                   BankNorth Group, Inc. (64)


                                    CLASS III
                         DIRECTORS CONTINUING IN OFFICE
                             (TERM EXPIRING IN 1998)

 Nordahl L. Brue   Principal,  Champlain Management Services,  Inc. (real estate            1992
                   development and management  services);  Principal,  Waterbury
                   Holdings,  LLC (specialty food manufacturing and distribution business);  Director of BankNorth Group,  Inc. and of Quality
                   Dining, Inc.; Stockholder, Sheehey Brue Gray & Furlong, P.C.,
                   Attorneys,  Burlington,  Vermont;  Director  and  Officer  of
                   Vermont Business Roundtable; Member of the Governor's Council
                   of Economic Advisors. (52)


Lorraine E.
 Chickering        President  of Public and Operator  Services of Bell  Atlantic            1994
                   Corporation  since 1993;  Vice President,  Quality,  and Vice
                   President,  Operations  and  Engineering  of  Chesapeake  and
                   Potomac  Telephone  Company,  a subsidiary  of Bell  Atlantic
                   Corporation, from 1991 to 1993. (46)


John V. Cleary     Retired Chief Executive Officer and President of the Company;            1980
                   Chief  Executive  Officer,  President  and  Chairman  of  the
                   Executive Committee of the Company from 1983 to 1993. (68)


Euclid A. Irving   Partner, Paul, Hastings,  Janofsky & Walker,  Attorneys,  New            1993
                   York, New York, since 1990. (44)


                    BOARD COMPENSATION, OTHER RELATIONSHIPS,
                             MEETINGS AND COMMITTEES

COMPENSATION

   During 1996, each Director of the Company, except the President, earned an annual fee of $9,500 for service as a Director. In addition to the annual fee, the Chairman of the Board earned $22,500 for service as Chairman of the Board in 1996. The President was not paid any fees for service as a Director. The Chairmen of the Audit, Compensation, Nominating, Special Issues and Subsidiaries Oversight Committees earned annual fees of $2,500 each for service in such capacity. The President, who is Chairman of the Executive Committee, was not paid any fee for service in such capacity. For attendance at meetings of the Board of Directors and of all committees of the Board, Directors, other than the President, earned $650 for each meeting attended in person (plus $350 for any meeting that occurred on the same day as another meeting) and $350 for participation by means of conference telephone. Travel and lodging expenses incurred by Directors attending Board or committee meetings are paid by the Company. The Company also maintains a Deferred Compensation Plan for Directors pursuant to which Directors may defer receipt of all or part of the fees otherwise payable to them for service as Directors plus accrued interest thereon.

OTHER RELATIONSHIPS

   Mr. Nordahl L. Brue, a Director of the Company, is a stockholder in the law firm of Sheehey Brue Gray & Furlong, P.C. In prior years, the Company has retained the services of Sheehey Brue Gray & Furlong, P.C. as special counsel and has retained Sheehey Brue Gray & Furlong, P.C. to represent the Company in certain matters during 1997. The Company paid Sheehey Brue Gray & Furlong, P.C. $121,430 for legal services rendered in 1996.

   Mr. Martin L. Johnson, a Director of the Company, is President and majority owner of The Johnson Company, Inc., an environmental science and engineering consulting firm. The Company paid The Johnson Company, Inc. $68,389 to assist with environmental matters.

MEETINGS OF THE BOARD

   During 1996, the Board of Directors held eight regular meetings and three special meetings. During such year, no Director attended less than 80% of the aggregate number of meetings of the Board of Directors and the committees on which such Director served.

COMMITTEES OF THE BOARD

   The Board of Directors has six standing committees: an Executive Committee, an Audit Committee, a Nominating Committee, a Compensation Committee, a Special Issues Committee and a Subsidiaries Oversight Committee. Members of the Committees are appointed annually by the Board of Directors.

   The Executive Committee is vested with the powers of the Board of Directors in the management of the current and ordinary business of the Company, except as otherwise provided by law. The present members of the Executive Committee are Douglas G. Hyde, Chairman, William H. Bruett, Merrill O. Burns, John V. Cleary, Richard I. Fricke and Thomas P. Salmon. During 1996, the Executive Committee did not meet.

   The Audit Committee annually recommends to the Board of Directors the appointment of independent public accountants of the Company, reviews the scope of audits and receives, reviews and takes action deemed appropriate with respect to audit reports submitted and other audit matters. The present members of the Audit Committee are Richard I. Fricke, Chairman, William H. Bruett, Merrill O. Burns, Lorraine E. Chickering, Euclid A. Irving, Martin L. Johnson and Ruth W. Page. The Audit Committee met twice during 1996.

   In February 1997, the Nominating Committee was renamed. The newly renamed Governance Committee is charged with the responsibility to recommend to the Board of Directors persons selected by the Committee for nomination to the Board of Directors. The Committee also reviews the Company's organizational plans and activities to assure the development and continuity of management leadership. The present members of the Governance Committee are William H. Bruett, Chairman, Nordahl L. Brue, John V. Cleary, Douglas G. Hyde, Martin L. Johnson, Ruth W. Page and Thomas P. Salmon. This Committee did not meet during 1996. The
Governance Committee will consider nominees recommended by shareholders. The names of any such nominees should be forwarded to the Corporate Secretary, Green Mountain Power Corporation, 25 Green Mountain Drive, P.O. Box 850, South Burlington, Vermont 05402, who will submit them to the Governance Committee for its consideration.

   The Compensation Committee is charged with the responsibility of reviewing and making recommendations to the Board of Directors regarding the annual salaries of Officers and incentive awards of Officers and key management personnel of the Company, recommending to the Board of Directors any needed revisions to the compensation of Officers and of otherwise assisting the Board of Directors in discharging its responsibilities in connection with the compensation of Officers. The present members of the Compensation Committee are Merrill O. Burns, Chairman, Robert E. Boardman, William H. Bruett, Lorraine E. Chickering, Richard I. Fricke, Euclid A. Irving and Thomas P. Salmon. The Compensation Committee met four times during 1996.

   The Special Issues Committee addresses unusual, extraordinary or miscellaneous issues that confront the Company from time to time. The present members of the Special Issues Committee are John V. Cleary, Chairman, Nordahl L. Brue, Douglas G. Hyde, Euclid A. Irving and Thomas P. Salmon. The Special Issues Committee met three times during 1996.

   The Subsidiaries Oversight Committee oversees the non-utility operations of the Company. The present members of the Subsidiaries Oversight Committee are Martin L. Johnson, Chairman, and Euclid A. Irving. The Subsidiaries Oversight Committee met five times during 1996.

                             EXECUTIVE COMPENSATION

   The following Summary Compensation Table shows compensation earned by the Executive Officers named in the table (the "Named Executive Officers") for services rendered to the Company during fiscal years 1996, 1995 and 1994.

                          SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                ANNUAL COMPENSATION (1)         COMPENSATION
------------------------------------------------------------------------------------------------------------
                                                                                  AWARDS
                                  --------------------------------------------------------------------------
                                                                    OTHER        RESTRICTED
                                                      INCENTIVE     ANNUAL         STOCK       ALL OTHER
                                                        AWARDS   COMPENSATION      AWARD(S)   COMPENSATION
 NAME AND PRINCIPAL POSITION       YEAR     SALARY       (2)         (4)             (3)           (5)
------------------------------------------------------------------------------------------------------------

Douglas G. Hyde                    1996    $228,549    $    --     $ 6,762        $    --        $4,711
 President and Chief               1995    $215,754    $35,374     $ 3,888        $35,374        $5,545
 Executive Officer                 1994    $206,468    $56,930     $21,337        $56,929        $6,144

A. Norman Terreri (6)              1996    $165,019    $    --     $ 5,031        $    --        $5,649
 Executive Vice President and      1995    $161,344    $26,458     $ 2,886        $26,458        $5,630
 Chief Operating Officer           1994    $153,839    $42,240     $20,837        $42,238        $5,211

Edwin M. Norse                     1996    $146,865    $    --     $ 1,932        $    --        $4,900
 Vice President and General        1995    $139,520    $21,414     $ 1,185        $10,707        $4,623
 Manager, Energy Resources
 and Sales                         1994    $120,247    $31,672     $20,837        $15,836        $4,192

Christopher L. Dutton              1996    $129,654    $    --     $ 1,774        $    --        $4,466
 Vice President, Finance and       1995    $125,703    $19,272     $ 1,098        $ 9,636        $4,284
 Administration, Chief Financial
 Officer and Treasurer             1994    $112,102    $29,326     $20,837        $14,664        $3,543

Stephen C. Terry                   1996    $130,539    $    --     $ 1,682        $    --        $4,422
 Vice President and General        1995    $123,476    $18,966     $ 1,023        $ 9,483        $4,154
 Manager, Retail Energy Services   1994    $103,717    $27,324     $21,337        $13,663        $3,731

(1) Amounts shown include salary and incentive awards earned by the Named Executive Officers on the basis of the Company's operating results in 1994 and 1995, as well as amounts earned but deferred at the election of those officers. The amount of the incentive awards to be awarded for 1996 has not yet been determined.

(2) In 1994, the Company adopted the Compensation Program for Officers and Certain Key Management Personnel (the "Compensation Program"). Payments made in the last three years under the Compensation Program based on the Company's and the participants' performance in those years are set forth in the Incentive Awards column of this Summary Compensation Table.

(3) The restricted share awards for 1994 and 1995 were made in accordance with the Company's Compensation Program and are reflected at the fair market value of such shares on the date of grant, without consideration of restrictions on such shares. No restricted share awards have yet been made for 1996. See Compensation Committee Report. Regular quarterly dividends are paid on the shares and reported as part of Other Annual Compensation. At December 31, 1996, the aggregate number of shares and the value of all restricted stock holdings, based on the market value of the shares at December 31, 1996, without giving effect to the diminution of value attributed to the restrictions on such stock, of Messrs. Hyde, Terreri, Norse, Dutton, and Terry, respectively, were 3,516 shares, $83,945; 2,617 shares, $62,481; 1,010 shares, $24,114; 926 shares, $22,108; and 881 shares,
    $21,034.

(4) The 1995 and 1996 amounts shown in this column represent dividends paid on restricted shares awarded under the Compensation Program. The 1994 amounts shown in this column represent a one-time payment to each of the Named Executive Officers for purchase of their Company assigned vehicle in conjunction with the elimination of Company provided vehicles.

(5) The total amounts shown in this column for the last fiscal year consist of the following: (i) Premiums attributable to Company-owned life insurance policies: Mr. Hyde $1,181, Mr. Terreri $2,074, Mr. Norse $494, Mr. Dutton $576, and Mr. Terry $506. (ii) Company matching contributions to the Employee Savings and Investment Plan: Mr. Hyde $3,530, Mr. Terreri $3,575, Mr. Norse $4,406, Mr. Dutton $3,890, and Mr. Terry $3,916.

(6) Mr. Terreri retired from the Company effective January 1, 1997.

VARIABLE COMPENSATION PLAN AWARDS FOR 1996 PERFORMANCE

   As of April 1997, the Compensation Committee of the Board of Directors has not determined the amounts of any incentive awards to be paid to the Named Executive Officers under the Compensation Program for 1996 on the basis of 1996 operating results. See Compensation Committee Report.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION


   The Compensation Committee of the Board of Directors (the "Board") is responsible for administering executive compensation plans as authorized by the Board and recommending executive compensation plans and compensation levels for the officers of the Company, including the Chief Executive Officer, to the Board for approval. The Compensation Committee is also responsible for reviewing and making recommendations to the Board regarding incentive awards pursuant to the Compensation Program for Officers and Certain Key Management Personnel. The Compensation Committee considers all executive compensation issues and makes recommendations on such issues to the full Board for approval. Set forth below is the report of the Compensation Committee describing the Company's Compensation Program and the basis upon which the 1996 compensation determinations were made. The Compensation Committee is in the process of determining the variable compensation to be awarded for 1996 and has not made any recommendations as of the date hereof.


COMPENSATION PHILOSOPHY

   It is the philosophy of the Company that executive compensation should be competitive in the marketplace, aligned with corporate performance, and promote the strategic objectives of the Company. Specifically, base compensation for executives should compare favorably with organizations competing for similar talent. Variable compensation should provide an opportunity for officers and other key management personnel to share in the success of the Company by tying a portion of compensation to corporate performance results; and should encourage a longer-term view by paying part of an earned variable compensation award in Common Stock that is subject to five-year restriction and forfeiture provisions; and should foster and reinforce teamwork among officers and other key management personnel. The Company's Compensation Program for Officers and Certain Key Management Personnel is designed to meet these objectives. It is comprised of two components: base salary and variable compensation, which are described below.


BASE SALARY

   Base salaries under the Compensation Program are intended to provide a competitive rate of fixed compensation. Base salary levels are assessed by compiling and analyzing salary information from various survey sources. Survey sources include the Mercer Finance, Accounting & Legal Compensation Survey, the Wyatt Top Management Report, and the Edison Electric Executive Compensation Survey. The Company selects companies from such surveys which are of a similar size or have other operating characteristics similar to the Company. The Compensation Committee believes these companies are representative of the Company's main competition for executive talent. Consequently, the compensation survey groups include companies that are different from the companies in the Edison Electric Institute 100 and the S&P 500 Composite Index used for the Performance Graphs.

   Base salaries are intended to be managed within a plus or minus 10% range around the market mean of base salaries for similar positions, as determined from the survey analysis. The market mean and the range may or may not change from year to year depending on movement in the market and, therefore, base salaries may not be increased annually. Actual base compensation within the market range depends on internal equity, overall scope of responsibilities of the position, recruitment needs, and significant individual performance variations.

   The market ranges have been incorporated into three organization bands (in lieu of job grades). These bands may be modified from time to time by direction of the Board or the Chief Executive Officer. These bands reflect functional similarities of the positions and their impact on the organization.

Additionally, these bands signify varying levels of participation in the variable compensation component. The band assignments are determined on the basis of survey data and the functions of the position. During 1996, Band A included the President and Chief Executive Officer and the Executive Vice President and Chief Operating Officer; Band B includes the Vice Presidents and General Counsel; Band C includes all other Executive Officers and key management personnel.

VARIABLE COMPENSATION

   Each Executive Officer is eligible to earn additional compensation under the Compensation Program when the Company's performance meets or exceeds various performance objectives. The purpose of the variable compensation component is to tie compensation directly to the achievements of key corporate-wide objectives. Awards earned are paid in cash, stock grants and restricted stock grants as deemed appropriate by the Compensation Committee. Each organization band has a different variable compensation opportunity with threshold, target and maximum percentage requirements, as set forth below.

                                 AWARD TABLE


                                                      VARIABLE COMPENSATION
                                                          OPPORTUNITIES
BAND                                                  AS A % OF BASE SALARY
-------                                          -------------------------------
                                                  THRESHOLD   TARGET    MAXIMUM
                                                 ----------- -------- ----------
A ....................................             25%       50%      75%
B ....................................           17.5%       35%      52.5%
C ....................................           12.5%       25%      37.5%



   Corporate performance measures have been established for purposes of generating the variable compensation award. The measures used to determine variable compensation are: Return on Equity; Total Shareholder Return; Rates; Customer Satisfaction; and Reliability. These measures are expected to remain substantially the same from year-to-year. They may change, however, as the Company revisits its strategic and operational plans. Performance objectives associated with these measures are established for each fiscal year by the Compensation Committee and reviewed by the Board.

   After the close of each year, the Compensation Committee, with input from the Chief Executive Officer, determines the degree to which these performance objectives were accomplished to ascertain if variable compensation awards are to be paid. If the threshold level of performance is not met, an award will not be paid with respect to that specific performance measure. No variable compensation awards will be paid unless earnings, after subtracting the variable compensation awards, are greater than dividends paid in the year for which variable compensation is to be awarded. Individual performance may be taken into consideration in determining the final award.

   An award earned for Band A individuals is paid as follows: one-fourth in cash, one-fourth in stock grants and one-half in restricted stock grants. For Band B and C individuals, the award is paid one-third in cash, one-third in stock grants and one-third in restricted stock grants.

COMPENSATION ACTION


   In late 1995, the Company's Chief Executive Officer reviewed with the Compensation Committee and the Board of Directors competitive market data for each Executive Officer position, except that of the Chief Executive Officer, together with each Executive Officer's individual performance for 1995 and objectives for 1996. Based on the foregoing, the Chief Executive Officer recommended to the Compensation Committee that base salary adjustments (ranging from 0% to 6%) for Executive Officers be made effective January 3, 1996. Based on the Company's 1995 performance, the Chief Executive Officer also recommended to the Committee that variable compensation awards be paid to the Executive Officers. The Compensation Committee and, subsequently, the Board accepted the foregoing recommendations and the variable compensation awards are reflected in the Incentive Awards column of the Summary Compensation Table.

   Variable compensation awards based on the year ended 1996 have not been determined at this time.

   The Company has reviewed its  compensation  policies and programs in light of
Section 162(m) of the Internal Revenue Code and has determined that Section 162(m) will have no impact on its executive compensation program in 1996 because no Executive Officer will receive compensation for such year in excess of the $1 million threshold.

CHIEF EXECUTIVE OFFICER COMPENSATION

   The Compensation Committee reviewed the salary of the Chief Executive Officer and compared it to salaries paid to chief executives of utility companies and of other companies of similar size. The survey analysis and performance measurements described above were used to determine the base salary and the variable compensation for the Chief Executive Officer. In late 1995, the Compensation Committee presented its report and recommendations to the Board of Directors for approval. The Board accepted the Compensation Committee's recommendations to increase the base salary of the Chief Executive Officer effective January 3, 1996, consistent with the action taken on all other officers' base compensation, and approved a variable compensation award based on 1995 performance. That award is reflected in the Summary Compensation Table.

CONCLUSION

   The Compensation Committee believes the Company's executive compensation program appropriately aligns executive compensation to individual and corporate performance and shareholder value, is competitive with the market and is sensitive to the concerns of customers, shareholders, and other constituencies.


                               COMPENSATION COMMITTEE
               ------------------------------------------------------
               Robert E. Boardman               Richard I. Fricke
               William H. Bruett                Euclid A. Irving
               Merrill O. Burns, Chairman       Thomas P. Salmon
               Lorraine E. Chickering

                              PERFORMANCE GRAPHS


   The following graphs compare the total return on investment (change in stock price plus reinvested dividends) performance of the Company with that of the Edison Electric Institute (EEI) 100 as calculated by EEI and the S&P 500 Composite Index calculated by Standard & Poor's Corporation. For this proxy statement and subsequent statements, the Company has elected to change the comparative peer group from the Duff & Phelps Electric Utility Index to that of the EEI 100. The EEI 100 is comprised of 97 electric utility companies. The Duff & Phelps Electric Utility Index is no longer being compiled due to dissolution of that segment of the Duff & Phelps business. Company performance as compared to the EEI 100 index is used to determine a portion of awards under the Company's Compensation Program for Officers and certain Key Management Personnel. The comparison of total return on investment for each of the periods assumes $100 was invested on December 31, 1991 (for the five-year graph) or December 31, 1986 (for the 10-year graph) in each of: the Company; the EEI 100; and the S&P 500 Composite Index. The performances of the compared investments on a total return basis are quite sensitive to the market price prevailing on the date when the periods that are depicted on the graphs begin.

                              [FIVE YEAR GRAPH]



             1991     1992     1993     1994     1995     1996
              ($)      ($)      ($)      ($)      ($)      ($)
           -------- -------- -------- -------- -------- --------

GMP        100.00   118.45   117.91   114.80   123.84   115.93
EEI 100    100.00   107.59   119.59   105.75   138.55   140.22
S&P 500    100.00   107.62   118.41   120.02   164.96   202.84




                               [TEN YEAR GRAPH]


              1986     1987     1988     1989     1990     1991     1992     1993     1994     1995     1996
               ($)      ($)      ($)      ($)      ($)      ($)      ($)      ($)      ($)      ($)      ($)
            -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
GMP         100.00   104.63    98.91   122.31   113.86   164.64   195.01   194.12   189.01   203.88   190.86
EEI 100     100.00    91.99   107.89   140.13   142.23   183.30   197.21   219.20   193.84   253.97   257.01
S&P 500     100.00   105.18   122.53   161.24   156.23   203.63   219.15   241.13   244.40   335.91   413.03

                            PENSION PLAN INFORMATION

   The following table shows annual pension benefits payable pursuant to the Company's Employees' Retirement Plan of Green Mountain Power Corporation (the "Retirement Plan") to all covered employees, including Executive Officers, upon retirement at age 65, in various compensation and years-of-service classifications, assuming the election of a retirement allowance payable as a life annuity. The retirement benefits in connection with the separate life insurance plan referred to below are in addition to those described in the following table.

                               PENSION PLAN TABLE


   ANNUAL AVERAGE BASE
    COMPENSATION IN 3          ESTIMATED ANNUAL RETIREMENT BENEFITS
   CONSECUTIVE HIGHEST         AT NORMAL RETIREMENT AGE OF 65 YEARS
  PAID YEARS OUT OF LAST             CREDITED YEARS OF SERVICE*
  10 YEARS PRECEDING                 --------------------------
      RETIREMENT
      ----------
           ($)

                           15       20       25       30     35 & OVER
                         -------- -------- -------- -------- ----------
                            ($)      ($)      ($)      ($)       ($)

75,000..................  15,930   21,240   26,550   31,860   37,170
100,000.................  21,930   29,240   36,550   43,860   51,170
125,000.................  27,930   37,240   46,550   55,860   65,170
150,000.................  33,930   45,240   56,550   67,860   79,170

----------
* Credited years of service (including service credited with other companies), as of December 31, 1996, for each of the following Executive Officers were as follows: D.G. Hyde 18.9 years; A.N. Terreri 34.5 years; E.M. Norse 26.6 years; C.L. Dutton 11.8 years; and S.C. Terry 10.8 years.

**  Compensation cap for 1994, 1995 and 1996 is $150,000.

   All employees, including Executive Officers of the Company, are covered by the Company's Retirement Plan if they have been employed for more than one year. The Retirement Plan is a defined benefit plan providing for normal retirement at age 65. Early retirement may be taken commencing with the first of any month following the attainment of age 55, provided at least ten years of continuous service have been completed. For employees with at least 10 years of continuous service, the accrued benefits are reduced as follows if retirement occurs prior to age 60:


           AGE AT RETIREMENT              REDUCTION OF BENEFITS
         ---------------------          -------------------------
                59                                   8%
                58                                  16%
                57                                  23%
                56                                  30%
                55                                  37%



For employees with at least five but less than 10 years of continuous service who commence benefits before age 65, benefits are actuarially reduced. If retirement occurs after age 60 and completion of at least 10 years of credited service, the full accrued benefit is payable. The Company amended the Retirement Plan to allow the full accrued benefit to be payable after age 60 with 10 years of credited service, while maintaining the 37% reduction at age 55, effective for members of the collective bargaining unit on January 1, 1996 and on June 1, 1996 for non-bargaining unit employees. Retirement benefits are not subject to any deductions for Social Security or other offset amounts.

   Retirement benefits are based on final average base compensation and length of service. Final average compensation is the average of the compensation
(limited to base salary for Executive Officers, which is shown in the Salary column of the Summary Compensation Table for the Named Executive Officers, and straight-time payroll wages for other employees) for the three highest consecutive years out of the final 10 years of employment. Effective January 1, 1989, the normal retirement benefit is equal to 1.1% of the final average compensation up to covered compensation plus 1.6% of final average compensation over covered compensation (up to $150,000) multiplied by each year of credited service up to 35 years.

   Executive Officers and key management personnel of the Company, including the Named Executive Officers, participate in a separate life insurance plan. Under this separate plan, the Company has purchased life insurance on the lives of the Executive Officers and key management personnel to provide life insurance benefits to them in an amount equal to four times salary for the most senior Executive Officer (President and Chief Executive Officer), three times salary for the next most senior Executive Officers (Executive Vice President and Chief Operating Officer, and Vice Presidents) and two times salary for the third most senior Executive Officers and key management personnel (General Counsel, Assistant Vice Presidents, Assistant General Counsel, Assistant Treasurer, Controller and General Manager, Administrative Service). The plan also provides retirement and survivor's benefits for a period of fifteen years following retirement as a supplement to the Company's Retirement Plan in an amount equal to 44% of final salary for the most senior Executive Officer, 33% of final salary for the next most senior Executive Officers and 22% of final salary for the third most senior Executive Officers and key management personnel. Retirement benefits will be paid out of the Company's general assets. The life insurance benefits are designed so that the Company does not expect to incur any significant net expense in implementing this part of the plan. The retirement benefits are partially covered by the life insurance coverage obtained by the Company. These costs cannot be properly allocated or determined for any one plan participant because of the overall plan assumptions. The Company is recording the estimated cost of this plan on a current basis and will record as income life insurance benefits when they occur.

   The Company has adopted a Deferred Compensation Plan pursuant to which Executive Officers and key management personnel may elect to defer a portion of their salaries. Amounts deferred are credited to a separate account for each participant. The balance in a participant's account, plus accrued interest, will be paid to him or her or his or her beneficiary according to their election form.

   The Company has entered into severance contracts with 18 of its Executive Officers and key management personnel, including the Named Executive Officers, under which the Company has certain obligations to each affected Executive Officer if there is a change in control of the Company (as defined below), and if the Executive Officer's employment is involuntarily terminated without cause or is voluntarily terminated by the Executive Officer with good reason (as defined below) within two years after such change in control. The severance contracts provide for payments of 2.99 times the base salaries of the affected Executive Officers, for continuation of health, medical and other insurance programs for such Executive Officers for twenty-four months after the termination of employment of such Executive Officers following a "change in control" of the Company and for payment of an amount equal to the actuarial value of up to twenty-four additional months of credited service under the Company's Retirement Plan after such termination. A "change in control of the Company" will be deemed to have occurred under the severance contracts when a person secures the beneficial ownership of 25% or more of the voting power of the Company's then outstanding securities, when there has been a change in the majority of members serving on the Board of Directors for two consecutive years which has not been approved by the directors in office at the beginning of such period or when the Company's shareholders approve a merger or consolidation of the Company with another corporation where the outstanding voting securities of the Company do not continue to represent at least 80% of the combined voting power of the Company or the surviving entity. Under the severance contracts, the Board of Directors has limited discretion to determine whether a change of control of the Company has, in fact, taken place. An Executive Officer may terminate his or her employment "with good reason" following a change in control if the Executive Officer is assigned duties inconsistent with his or her responsibilities before the change in control occurred, if the Company's headquarters are relocated more than 50 miles from the present location, if the Executive Officer is required to relocate more than 50 miles from his or her present location, if the Executive Officer's compensation or benefits are reduced or adversely affected (other than as part of an overall adjustment of executive compensation or benefits) or if the Company does not obtain an agreement from its successor to perform under the severance contracts.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors on December 9, 1996 appointed the firm of Arthur Andersen LLP to serve as independent certified public accountants for the calendar year 1997. The appointment was made upon the recommendation of the Audit Committee. Arthur Andersen LLP has served the Company in this capacity continuously since 1988. Representatives of the firm are expected to attend the Annual Meeting to make statements if they desire and to respond to appropriate questions.

                            SHAREHOLDER PROPOSALS

   The 1998 Annual Meeting of Shareholders is tentatively scheduled to be held on or about May 21, 1998. Proposals of Shareholders intended to be presented at the meeting must be received by the Secretary of the Company on or before December 16, 1997, to be included in the proxy materials for the Company's 1998 Annual Meeting.

                           DISCRETIONARY AUTHORITY

   While the Notice of Annual Meeting of Shareholders refers to such other matters as may properly come before the Meeting, the only matters which Management intends to present or knows will be presented at the Meeting are those matters set forth in the Notice of the Meeting. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event any additional matters should be presented at the Meeting.

                                        By Order of the Board of Directors
                                                 DONNA S. LAFFAN
                                                    Secretary

South Burlington, Vermont
April 15, 1997

       PROXY    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                       GREEN MOUNTAIN POWER CORPORATION
                           25 GREEN MOUNTAIN DRIVE
                          SOUTH BURLINGTON, VERMONT


   The undersigned  hereby appoints Douglas G. Hyde, Richard B. Hieber and Donna
S. Laffan as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Green Mountain Power Corporation held of record by the undersigned on March 27, 1997, at the Annual Meeting of Shareholders to be held on May 15, 1997, or any adjournment thereof.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


                                                                                Please mark
                                                                                 your vote       X
                                                                                 like this

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder or absent instruction will be voted FOR Item 1. Unless authority to vote for any director is withheld, authority to vote for such nominee will be deemed granted.

    ITEM 1 - Election of the  following  nominees  as   Directors:
             Class II: Merrill O. Burns,  Douglas G. Hyde, Ruth W.
             Page, to serve until the 2000 Annual Meeting.

                                                                                        WITHHELD
Withheld for the following nominee(s) only; print name(s)                       FOR     FOR ALL
-----------------------------------------------------------------               [ ]        [ ]
    ITEM 2 - To vote on such other  matters as may  properly  come
             before   the   Annual   Meeting   and   any  and  all
             adjournments  thereof.  Management  knows of no other
             matters  to be brought  before  the  Annual  Meeting;
             however,  the persons named as proxy holders or their
             substitutes  will vote in accordance  with their best
             judgment if any other  matters are  properly  brought
             before the Annual Meeting.

SIGNATURE________________________ SIGNATURE________________________ DATE _______
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PROXY                     CHITTENDEN CORPORATION
            AS TRUSTEE UNDER THE GREEN MOUNTAIN POWER CORPORATION ESIP PLAN

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 15, 1997. The undersigned hereby appoints Douglas G. Hyde, Richard B. Hieber and Donna S. Laffan as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Green Mountain Power Corporation held of record by the undersigned on March 27, 1997, at the Annual Meeting of Shareholders to be held on May 15, 1997, or any adjournment thereof.

        ITEM 1-Election of the following nominees as Directors:

        CLASS II: Merrill O. Burns, Douglas G. Hyde, Ruth W. Page, to serve until the 2000 Annual Meeting.

                                                                                       WITHHELD
                                                                             FOR       FOR ALL
                                                                             [ ]         [ ]

        Withheld for the following nominees(s) only; print names:

        _________________________________________________________

        ITEM 2-To vote on such other matters as may properly come before the meeting and any and all adjournments thereof.

                                                    (TO BE SIGNED ON OTHER SIDE)

Management knows of no other matters to be brought before the Annual Meeting; however, the persons named as proxy holders or their substitutes will vote in accordance with their best judgement if any other matters are properly brought before the Annual Meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder or absent instruction will be voted FOR Item 1. Unless authority to vote for any director nominee is withheld, authority to vote for such nominee will be deemed granted.

                              PLEASE____________________________________________
                               SIGN                 Signature
                               HERE ____________________________________________
                                                    Signature





                             Please sign exactly as name appears. If shares are held jointly, any one of the joint owners may sign, Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing.

                             PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY whether or not you expect to attend the meeting.

                             DATE:______________________________________,1997

                                                                    NO POSTAGE
                                                                     NECESSARY
                                                                     IF MAILED
                                                                      IN THE
                                                                   UNITED STATES



                              BUSINESS REPLY MAIL

               FIRST CLASS MAIL PERMIT NO. 286 SO. BURLINGTON, VT
                       Postage will be paid by addressee


LAURIE S. MURPHY
GREEN MOUNTAIN POWER CORPORATION
P. O. BOX 850
BURLINGTON VT 05402-0850




You are invited to join us on May 15, 1997 for Green Mountain Power Corporation's Annual Meeting of Shareholders. Each shareholder is welcome to bring a guest. Please complete and return this card ONLY IF YOU PLAN TO ATTEND. The return of this card is not required for attendance at the meeting, but will assist us in making appropiate arrangements for you and your guest.

               Refreshments will be served prior to the Meeting.

       PLEASE NOTE: THERE WILL NOT BE A BARBECUE LUNCH SERVED THIS YEAR.


                                        ________________________________________
                                        Your Name (Please Print)

                                        ________________________________________
                                        Spouse (Please Print)

                                        ________________________________________
                                        Guest (Please Print)

                                        ________________________________________
                                        Guest (Please Print)


                                        PLEASE RETURN BY MAY 7, 1997. THANK YOU.